UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2023

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JUSHI HOLDINGS INC.

(Exact name of registrant as specified in its charter)

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British Columbia	000-56468	98-1547061
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Yamato Road, Suite 3250

Boca Raton, Florida 33431

(Address of Principal Executive Offices) (Zip Code)

(561) 617-9100

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2023, Jushi Holdings Inc. (the “Company”) announced a series of leadership appointments and management changes. These changes include the appointment of Michelle Mosier, age 57, as the Company’s Chief Financial Officer effective January 16, 2023, and the resignation of Leonardo “Leo” Garcia-Berg from his position as Chief Operations Officer, effective January 20, 2023.

Ms. Mosier brings over 20 years of financial leadership experience across several consumer-facing industries, including consumer packaged goods, global manufacturing, as well as food and beverage packaging. Most recently and starting in October of 2018, Ms. Mosier served as the Chief Financial Officer for Hamilton Beach Brands Holding Company (NYSE: HBB) (“Hamilton Beach”), a leading designer, marketer, and distributor of a wide range of branded small electric household and specialty housewares appliances, as well as commercial products. Prior to her time at Hamilton Beach, she was the Chief Financial Officer for United Sporting Companies from September 2015 through May 2018. She has held a number of other executive leadership and finance roles, notably as Controller for Reynolds Group Holdings Limited, and Chief Financial Officer of Reynolds Consumer Products (NASDAQ: REYN). Ms. Mosier began her career in the audit practice of Coopers & Lybrand, now PricewaterhouseCoopers (PwC), where she was admitted into the partnership in 1998.

In connection with Ms. Mosier’s appointment, the Company entered into an employment agreement with Ms. Mosier, effective January 16, 2023 (the “Agreement”), pursuant to which Ms. Mosier will receive an annual base salary of $400,000, a relocation bonus equal to $25,000, temporary housing reimbursement of up to $4,000, eligibility to participate in the Company’s health and welfare benefit plans and other customary benefits provided to similarly situated executives. Ms. Mosier is eligible for an annual discretionary performance bonus of up to 50% of her annual base salary and equity grants pursuant to the Company’s Equity Incentive Plan including an initial equity grant of 200,000 stock options with a five-year vesting schedule subject to board approval. Ms. Mosier has agreed to abide by certain non-competition covenants during the term of her employment and for a period of one year thereafter. She has also agreed to certain non-solicitation covenants for a period of two (2) years after termination of her employment.

In addition, the Agreement provides that upon the termination of Ms. Mosier’s employment with the Company without “Cause” prior to a “Change of Control” (each as defined in the Agreement), then subject to Ms. Mosier’s execution and non-revocation of a general release of claims against the Company, if the Change of Control occurs during the first twelve (12) months of Ms. Mosier’s employment with the Company Ms. Mosier will be entitled to, in addition to any accrued amounts, continuation of her annual base salary for twelve (12) months following the termination date of her employment payable in twelve (12) equal monthly installments, and if the Change of Control occurs after the first 12 months of employment with the Company Ms. Mosier will be entitled to, in addition to any accrued amounts, continuation of her annual base salary for six (6) months following the termination date of her employment payable in six (6) equal monthly installments. If the Company terminates Ms. Mosier’s employment without Cause upon a Change of Control or thereafter and Ms. Mosier completes an adequate transition period at the Company (or its successor) of up to twelve (12) months or longer period of time mutually agreed upon, then subject to Ms. Mosier’s execution and non-revocation of a general release of claims against the Company, the Company shall accelerate any unvested portion of Ms. Mosier’s initial equity grant of warrants and stock options so that they are fully vested, exercisable and nonforfeitable and pay Ms. Mosier twelve (12) months of her annual base salary payable in twelve (12) equal monthly installments.

The foregoing discussion does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is attached hereto as Exhibit 10.1, respectively, and is incorporated herein by reference.

In November of 2022, Ms. Mosier entered into a services agreement with the Company under which she is consulting for the Company on various finance-related matters prior to her appointment. In exchange for the services, on December 9, 2022, the Company issued Ms. Mosier warrants to purchase 200,000 subordinate voting shares of the Company at an exercise price of $1.75 with a five-year vesting schedule and a grant-date fair value of $218,000.

The foregoing description of the services agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the services agreement, a copy of which will be filed with the next periodic report of the Company.

There are no arrangements or understandings between Ms. Mosier and any other persons pursuant to which Ms. Mosier was appointed as the Chief Financial Officer of the Company and there are no family relationships between Ms. Mosier and any director or executive officer of the Company. There are no other transactions between Ms. Mosier and the Company or its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of January 7, 2023, by and between the Company and Michelle Mosier
99.1	Press Release dated January 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUSHI HOLDINGS INC.

Date: January 9, 2023	By:	/s/ Jon Barack
Jon Barack
President and Interim Chief Financial Officer